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                          CERTIFICATE OF INCORPORATION

                                       OF

                             IMAX WRITERS GUILD CO.


         The undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                    ARTICLE I

         The name of the Corporation is Imax Writers Guild Co.

                                   ARTICLE II

         The registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent is The Corporation Trust Company.

                                   ARTICLE III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

         The total number of shares of stock which the Corporation shall have authority to issue is 100. All such shares are to be common stock, par value of $.01 per share, and are to be of one class.

                                    ARTICLE V

         The name and mailing address of the Incorporator is William J. Haubert, P.O. Box 551, Wilmington, Delaware 19899.


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                                   ARTICLE VI

         The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation. The name and mailing address of the person who is to serve as the initial director of the Corporation until the first annual meeting of the stockholders of the Corporation, or until his successors are elected and qualify, is:

         NAME                                        MAILING ADDRESS
         ----                                        ---------------
         Andrew Gellis                               c/o Imax Corporation
                                                     38 Isabella Street
                                                     Toronto, Ontario, Canada
                                                     M4Y 1N1

                                   ARTICLE VII

         Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                  ARTICLE VIII

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter and repeal the By-Laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any by-law made by the Board of Directors.

                                   ARTICLE IX

         A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                    ARTICLE X

         The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this
Article X.


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         IN WITNESS WHEREOF, I, the undersigned, being the Incorporator hereinabove named, do hereby further certify that the facts hereinabove stated are truly set forth, and accordingly I have hereunto set my hand this 20th day of February, 1996.




                                                 /s/ William J. Haubert
                                             ------------------------------
                                                      Incorporator


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